UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 1, 2013
HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 Cool Springs Boulevard Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2013, Healthways, Inc. (the "Company") entered into a Third Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement and First Amendment to Second Amended and Restated Subsidiary Guarantee Agreement (the "Credit Agreement Amendment"), which amends the Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated June 8, 2012, as amended, among the Company, certain lenders, SunTrust Bank, as Administrative Agent, and certain other agents and arrangers.

The Credit Agreement Amendment provides for, among other things:

            (1)        the amendment of the negative covenant regarding indebtedness to permit the issuance of the notes described under Item 8.01 of this report;

            (2)        the amendment of various negative covenants to permit the call spread transactions to be entered into by the Company in connection with the issuance of the notes;

            (3)        the amendment of the negative covenant regarding restricted payments to permit the payment of interest on the notes and certain payments to be made upon conversion of the notes;

            (4)        increases in the maximum required levels of the Company's leverage ratio;

            (5)        an add-back to the consolidated EBITDA of the Company for certain transaction charges in connection with the issuance of the notes (including the charges for the call spread transactions to be entered into by the Company in connection therewith); and

(6)            certain limitations regarding the use of the proceeds of the notes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events

      On July 1, 2013, Healthways, Inc. (the "Company") issued a press release announcing that it intends to privately offer, subject to market and other conditions, $100 million aggregate principal amount of cash convertible senior notes due 2018.  The Company also expects to grant the initial purchasers of the notes an option to purchase up to an additional $15 million aggregate principal amount of such notes.  The notes are to be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The full text of the press release is attached as Exhibit 99.1.  This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the notes.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Third Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement and First Amendment to Second Amended and Restated Subsidiary Guarantee Agreement
99.1	Press release of Healthways, Inc. issued on July 1, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer

Date:  July 1, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement and First Amendment to Second Amended and Restated Subsidiary Guarantee Agreement
99.1	Press release of Healthways, Inc. issued on July 1, 2013